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EXHIBIT 10.21
                             EMPLOYMENT AGREEMENT
                             --------------------

     This EMPLOYMENT AGREEMENT (this "Agreement") is made as of March 21, 2000 (the "Effective Date"), between STERIS Corporation, an Ohio Corporation ("STERIS"), and Les C. Vinney ("Executive").

     In consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are in this Agreement acknowledged, the parties to this Agreement agree as follows:

A.   President and Chief Operating Officer
     -------------------------------------

     1.   Position and Duties.
          -------------------

          (a) Effective March 18, 2000, Executive shall serve as the Chief Operating Officer of STERIS and shall have the normal duties, responsibilities and authority of an executive serving in such position, subject to the power of the STERIS Board of Directors (the "Board") to expand or limit such duties, responsibilities and authority, either generally or in specific instances. Executive shall have the title President of STERIS, subject to the power of the Board to change such title from time to time. On or prior to the date of this Agreement, Executive shall have been elected by the Board to fill the current vacancy on Class I of the Board pursuant to Article II, Section 2 of the Amended and Restated Regulations of STERIS.

          (b) Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods, reasonable periods of illness or other incapacity, and provided such activities do not have more than a de minimis effect on Executive's performance of his duties under this
  -- -------
Agreement, participation in charitable and civic endeavors and management of Executive's personal investments and business interests) to the business and affairs of STERIS. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

          (c) Executive shall perform his duties and responsibilities principally in the Cleveland metropolitan area, and shall not be required to travel outside that area any more extensively than required in the ordinary course of the business of STERIS.

     2.   Compensation and Benefits.
          -------------------------

          (a) Base Salary. Effective April 1, 2000, STERIS agrees to pay
              -----------
Executive a base salary of $400,000.00 per annum. Executive's base salary may be increased by the Board from time to time. Until April 1, 2000, Executive shall be paid
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the base salary outlined in his July 13, 1999 letter agreement with STERIS.
Executive shall also receive the $75,000 bonus for the quarter ending March 31, 2000.

          (b) Annual Bonus. Effective April 1, 2000, Executive will be a
              ------------
participant in the STERIS Management Incentive Compensation Plan ("MICP"). Executive shall have the opportunity for the achievement of the full year bonus target level of $320,000 based upon the overall corporate target established by the Board for fiscal year 2001. Executive's entitlement to bonus compensation for fiscal years after 2001 shall be pursuant to the MICP and may be increased by the Board from time to time.

          (c) Stock Options. Executive will be eligible for a non-qualified
              -------------
stock option grant of not less than 250,000 common shares at the next such date that other STERIS executives are granted options. Executive shall be eligible for other option grants consistent with company practices. The option will be evidenced by an agreement (The Stock Option Agreement) in the standard form of option agreement used by STERIS.

          (d) Expense Reimbursement. STERIS shall reimburse Executive for all
              ---------------------
reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with STERIS' policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to STERIS' requirements with respect to reporting and documentation of such expenses.

          (e) Standard Executive Benefits Package. In addition to the base
              -----------------------------------
salary and any bonus payable to Executive pursuant to this Agreement, Executive shall continue to be entitled to participate in and receive on the same basis any and all benefits made available to other executives of STERIS. STERIS will continue to work with its insurance benefits provider to coordinate Executive's medical and dental coverage under Executive's current program with Executive's former employer and shall reimburse Executive for his cost of membership at The Union Club (or similar club) and a country club of his choice.

          (f) Indemnification. With respect to Executive's acts or failures to
              ---------------
act during the Employment Period in his capacity as a director, officer, employee or agent of STERIS, Executive shall be entitled to indemnification from STERIS, and to liability insurance coverage, on the same basis as other directors and officers of STERIS.

     3.   Change in Control Agreement. The Parties to this Agreement have
          ---------------------------
entered into a Change in Control Agreement effective March 21, 2000.

B.   President and Chief Executive Officer
     -------------------------------------

     1.   Effective Date. It is anticipated that Executive will be appointed to
          --------------
serve as Chief Executive Officer of STERIS on or before the date of the year 2000 annual meeting of the shareholders of STERIS currently scheduled for July 21, 2000. On such

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appointment, Executive shall have the normal duties, responsibilities and authority, of an executive serving in such position, subject to the power of the Board to expand or limit such duties, responsibilities and authority, either generally or in specific instances. Executive shall continue to act as President of STERIS and shall maintain his position on the Board. From the effective date, Executive's compensation will be as noted below.

     2.   Base Salary. Upon his appointment as Chief Executive Officer, STERIS
          -----------
agrees to pay Executive a base salary of $575,000 per annum. Executive's base salary may be increased by the Board from time to time.

     3.   Bonus. Upon Executive's appointment as Chief Executive Officer,
          -----
Executive shall be a participant in the Senior Executive Management Incentive Compensation Plan and shall have the opportunity for the achievement of the full year bonus target level of $575,000, based upon overall corporate achievement for fiscal year 2001. Executive's entitlement to bonus compensation for fiscal years after 2001 shall be pursuant to the Senior Executive Management Incentive Compensation Plan and may be increased by the Board from time to time.

     4.   Proration of Fiscal Year 2001 Bonus. For fiscal year 2001, the amount
          -----------------------------------
of any bonus opportunity for Executive shall be prorated based upon a target level of $320,000 for the number of days Executive serves as Chief Operating Officer and on a target level of $575,000 for the number of days Executive serves as Chief Executive Officer prior to April 1, 2001, both periods prorated based on a 365 day year.

     5.   Stock Options. STERIS will grant Executive non-qualified stock options
          -------------
to purchase additional shares of STERIS' common stock in accordance with the customary business practices.

     6.   Benefits and Expenses Reimbursement. Upon Executive's appointment as
          -----------------------------------
Chief Executive Officer, he shall continue to receive the benefits and expense reimbursements he received as Chief Operating Officer.

     7.   Change of Control. The Change of Control Agreement signed by the
          -----------------
parties on March 21, 2000, shall remain in effect upon Executive's appointment as Chief Executive Officer.

     8.   Failure to Appoint by the Date of the Year 2000 Annual Meeting of
          -----------------------------------------------------------------
Shareholders. If Executive has not been appointed Chief Executive Officer on or
------------
prior to the date of the year 2000 annual meeting of Shareholders, Executive shall receive a lump sum payment of (i) two years of his annual base salary as Chief Operating Officer plus (ii) the Chief Operating Officer target bonus amount of $320,000 Additionally, Executive shall receive:

          (a) For the 12 months following the date of the year 2000 annual meeting of Shareholders, all benefits the Executive received as Chief Operating Officer;

          (b)  The value of any accrued, but unused vacation.

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     9.   Miscellaneous. If the Executive is appointed Chief Executive Officer,
          -------------
the parties will mutually agree to the terms of Executive's separation as STERIS Corporation's Chief Executive Officer at a future date.

C.   Notices
     -------

     Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or by recognized delivery service, to the recipient at the address below indicated:

                   Notices to Executive:
                   --------------------
                   Les C. Vinney
                   85 West Juniper Lane
                   Moreland Hills, Ohio 44022

                   Notices to STERIS:
                   -----------------
                   STERIS Corporation
                   5960 Heisley Road
                   Mentor, Ohio 44060
                   Attn: General Counsel

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when delivered.

D.   Severability
     ------------

     Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.

E.   Complete Agreement
     ------------------

     This Agreement, the Change of Control Agreement described in Paragraphs A.4 and B.7 and any Stock Option Agreement and the attached Non-Disclosure and Non-Competition Agreement executed or to be executed in accordance with the terms of this Agreement, embody the complete Agreement and understanding between the parties with respect to the subject matter of this Agreement and effective as of its date supersedes and preempts any prior understanding, agreements or representations by or between the parties, written or oral, which may have related to the subject matter of this agreement in any way.

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F.   Counterparts
     ------------

     This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

G.   Successors and Assigns
     ----------------------

     This Agreement shall bind and inure to the benefit of and be enforceable by Executive, STERIS and their respective heirs, executors, personal representatives, successors and assigns, except that neither party may assign any of his or its rights or delegate any of his or its obligations hereunder without the prior written consent of the other party. Executive hereby consents to the assignment by STERIS of all of its rights and obligations hereunder to any successor to STERIS by merger or consolidation or purchase of all or substantially all of STERIS' assets; in each case provided such transferee or successor assumes the liabilities of STERIS hereunder.

H.   Choice of Law
     -------------

     This Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Ohio.

I.   Amendment and Waiver
     --------------------

     The provisions of this Agreement may be amended or waived only with the prior written consent of STERIS and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

     IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first written above.

                                        STERIS Corporation


                                       By: /s/ David C. Dvorak
                                          --------------------------------------
                                               David C. Dvorak
                                       Its:    Senior Vice President and General
                                               Counsel


                                       /s/ Les C. Vinney
                                       -----------------------------------------
                                       LES C. VINNEY

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